Exhibit 99.1





                          For Immediate Release
                    For Further Information, Contact:
                Brian Arsenault, SVP, Investor Relations
                              207 761-8517




            Banknorth Group to Present at Sandler Conference

Portland, Maine, March 3, 2004 - Banknorth Group, Inc. (NYSE: BNK) announced today that Peter J. Verrill, the Company's Chief Operating Officer, will present at the Sandler O'Neill & Partners 2004 West Coast Financial Services Conference at the Four Season Resort, Aviara, North San Diego, California from 1:40 p.m. to 2:15 p.m. (West Coast time) on March 10, 2004.

A live webcast of the conference will be available at http://www.sandleroneill.com. The webcast will be archived for 30 days and will also be available at Banknorth's website: http://www.banknorth.com, Investor Relations. The Company's presentation will be available on its website, www.banknorth.com, Investor Relations - Presentations, at the time of presentation and will be archived for 30 days. The presentation will also be available via audio conference by dialing 706 645-9215. Callers will need to reference "Sandler O'Neill Conference, Session 1" to access the Banknorth presentation.

Banknorth Group is a $26.5 billion banking and financial services holding company headquartered in Portland, Maine. The Company offers banking and financial services in every New England state except Rhode Island and in upstate New York.